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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements No. 333-39833 and 333-39835 of Track `n Trail on Form S-8 of our report dated February 11, 2000 (except for the last paragraph of Note 5 for which the date is March 21, 2000), appearing in the Annual Report on Form 10-K of Track `n Trail for the year ended December 25, 1999.

/s/PricewaterhouseCoopers LLP

Sacramento, California
March 21, 2000